CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 7, 2003 accompanying the financial statements of Van Kampen Merritt Equity Opportunity Trust, Series 3 as of December 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            GRANT THORNTON LLP


Chicago, Illinois
April 24, 2003